Exhibit 107
Calculation of Filing Fee Tables

FORM TO-I
(Form Type)

Barings Private Credit Corporation
(Name of Issuer)

Barings Private Credit Corporation
(Name of Person(s) Filing Statement)

Table 1: Transaction Valuation

	Transaction Valuation		Fee Rate	Amount of Filing Fee
Fees to Be Paid	$65,473,917.12	(1)	0.0001476	$9,663.96	(2)
Fees Previously Paid	$0.0			$0.0
Total Transaction Valuation	$65,473,917.12	(1)
Total Fees Due for Filing				$9,663.96	(2)
Total Fees Previously Paid				$0.0
Total Fee Offsets				$18,899.70	(3)
Net Fee Due				$(9,235.74)	(2)(3)

(1) Calculated as the aggregate maximum purchase price for shares of common stock, par value $0.001 per share (“Shares”), of Barings Private Credit Corporation (the “Company”), based upon the net asset value per Share as of January 31, 2024 of $20.88. This amount is based upon the offer to purchase up to 3,135,724 Shares.

(2) Calculated at $147.60 per $1,000,000.00 of the Transaction Valuation in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified by Fee Rate Advisory No. 1 for Fiscal Year 2024.

(3) An aggregate fee of $5,017.21 was paid with the filing of the Schedule TO-I by the Company (File No. 005-92837) on September 1, 2022 (the “September 2022 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the September 2022 Schedule TO-I filed on October 3, 2023 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the $5,017.21 filing fee paid in connection with the September 2022 Schedule TO-I was used to offset the filing fee due in connection with the filing of the Schedule TO-I by the Company (File No. 005-92837) on September 1, 2023 (the “September 2023 Schedule TO-I”). More specifically, $4,211.20 from the filing fee paid in connection with the September 2022 Schedule TO-I was used to offset the final transaction fee due from the September 2023 Schedule TO-I filing, and $806.01 from the September 2022 Schedule TO-I filing remained available to offset future filings. Pursuant to rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $806.01 filing fee paid in connection with the September 2022 Schedule TO-I was also used to offset the filing fee due in connection with the filing of the Schedule TO-I by the Company (File No. 005-92837) on December 1, 2023 (the “December 2023 Schedule TO-I”). More specifically, $45.27 from the filing fee paid in connection with the September 2022 Schedule TO-I was used to offset the final transaction fee due from the December 2023 Schedule TO-I filing, and $760.74 from the September 2022 Schedule TO-I filing fee remains available to offset a portion of the filing fee due in connection with this Schedule TO-I.

An aggregate fee of $5,961.94 was paid with the filing of the Schedule TO-I by the Company (File No. 005-92837) on December 1, 2022 (the “December 2022 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the December 2022 Schedule TO-I filed on January 4, 2023 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $5,961.94 filing fee paid in connection with the December 2022 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $6,013.25 was paid with the filing of the Schedule TO-I by the Company (File No. 005-92837) on March 1, 2023 (the “March 2023 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the March 2023 Schedule TO-I filed on April 25, 2023 was $1.10, as $10,014.45 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $6,012.15 filing fee paid in connection with the March 2023 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $6,164.87 was paid with the filing of the Schedule TO-I by the Company (File No. 005-92837) on June 1, 2023 (the “June 2023 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the June 2023 Schedule TO-I filed on July 5, 2023 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the $6,164.87 filing fee paid in connection with the June 2023 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		SC TO-I	005-92837	September 1, 2022		$760.74
Fee Offset Sources	Barings Private Credit Corporation	SC TO-I	005-92837		September 1, 2022		$760.74
Fee Offset Claims		SC TO-I	005-92837	December 1, 2022		$5,961.94
Fee Offset Sources	Barings Private Credit Corporation	SC TO-I	005-92837		December 1, 2022		$5,961.94
Fee Offset Claims		SC TO-I	005-92837	March 1, 2023		$6,012.15
Fee Offset Sources	Barings Private Credit Corporation	SC TO-I	005-92837		March 1, 2023		$6,012.15
Fee Offset Claims		SC TO-I	005-92837	June 1, 2023		$6,164.87
Fee Offset Sources	Barings Private Credit Corporation	SC TO-I	005-92837		June 1, 2023		$6,164.87